SOUTHERN STATES BANCSHARES, INC.	615 Quintard Avenue / Anniston, AL 36201 / (256) 241-1092

Southern States Bancshares, Inc. Announces Third Quarter 2024 Financial Results

Third Quarter 2024 Performance and Operational Highlights
•Net income of $7.4 million, or $0.76 per diluted share

•Core net income(1) of $8.7 million, or $0.89 per diluted share(1)

•Core pretax pre-provision net income(1) of $13.8 million

•Net interest income of $24.2 million, an increase of $2.7 million from the prior quarter

•Net interest margin (“NIM”) of 3.65%, up 9 basis points from the prior quarter

•NIM of 3.66% on a fully-taxable equivalent basis (“NIM - FTE”)(1)

•Return on average assets (“ROAA”) of 1.05%; return on average stockholders’ equity (“ROAE”) of 11.89%; and return on average tangible common equity (“ROATCE”)(1) of 13.35%

•Core ROAA(1) of 1.24%; and core ROATCE(1) of 15.74%

•Efficiency ratio of 52.79%; and core efficiency ratio of 46.96%

•Linked-quarter loans grew 36.3% annualized; and legacy loans grew 10.3% annualized

•Linked-quarter total deposits grew 44.8% annualized

•Linked-quarter total deposits, excluding brokered deposits, grew 71.5% annualized; and legacy total deposits, excluding brokered deposits grew 9.6% annualized

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., October 21, 2024 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $7.4 million, or $0.76 diluted earnings per share, for the third quarter of 2024. This compares to net income of $8.2 million, or $0.90 diluted earnings per share, for the second quarter of 2024, and net income of $6.6 million, or $0.73 diluted earnings per share, for the third quarter of 2023. The Company reported core net income of $8.7 million, or $0.89 diluted core earnings per share, for the third quarter of 2024. This compares to core net income of $9.1 million, or $1.00 diluted core earnings per share, for the second quarter of 2024, and core net income of $9.6 million, or $1.06 diluted core earnings per share, for the third quarter of 2023 (see “Reconciliation of Non-GAAP Financial Measures”).

CEO Commentary

Mark Chambers, Chief Executive Officer and President of Southern States said, “The top highlight of our third quarter was the completion of the CBB Bancorp acquisition on August 1 as planned. I want to welcome our new colleagues who contributed to a seamless integration between two organizations that share a common culture. Our combination with Century Bank has strengthened our platform to drive loan and deposit growth across growing and attractive Georgia markets.”
“Net interest income for the third quarter increased more than 12.4% to $24.2 million for the quarter largely reflecting the contribution from Century Bank. Net interest margin also increased 9 basis points to 3.65% from 3.56% quarter-over-quarter, which further reflects Century Bank’s contribution.”
“Finally, we were pleased to be recognized in Piper Sandler’s Sm-All Stars: Class of 2024 for the third year in a row. The Sm-All Stars’ objective is to identify the top performing U.S. small-cap banks and thrifts based on growth, profitability, credit quality, and capital strength. Our objective is to run a highly efficient bank, consistently deliver the highest level of customer satisfaction and increase value for our shareholders.”

Net Interest Income and Net Interest Margin

	Three Months Ended			% Change September 30, 2024 vs.
	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024		September 30, 2023
	(Dollars in thousands)

Average interest-earning assets	$2,645,388	$2,440,425	$2,175,103	8.4%		21.6%
Net interest income	$24,246	$21,579	$20,731	12.4%		17.0%
Net interest margin	3.65%	3.56%	3.78%	9	bps	(13)	bps

Net interest income for the third quarter of 2024 was $24.2 million, an increase of 12.4% from $21.6 million in the second quarter of 2024. The increase was substantially due to the acquisition of Century Bank.

Relative to the third quarter of 2023, net interest income increased $3.5 million, or 17.0%. The increase was mainly driven by significant growth, partially as a result of the acquisition of Century Bank, which offset the decline in net interest margin.

Net interest margin for the third quarter of 2024 was 3.65%, compared to 3.56% for the second quarter of 2024. The increase was primarily due to a slight increase in the yield on interest-earning assets, coupled with a decrease in the cost of interest-bearing deposits. The acquisition of Century Bank had a positive impact and helped lift the margin for third quarter of 2024.

Relative to the third quarter of 2023, net interest margin decreased from 3.78%. The decrease was primarily the result of the increase in interest rates, which accelerated the cost of interest-bearing liabilities at a greater pace than the yield received on interest-earning assets. The acquisition of Century Bank resulted in a positive impact to the net interest margin, effectively helping to reduce the cost of interest-bearing liabilities.

Noninterest Income

	Three Months Ended			% Change September 30, 2024 vs.
	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
	(Dollars in thousands)

Service charges on deposit accounts	$532	$462	$442	15.2%	20.4%
Swap (expense) fees	(9)	4	453	325.0%	102.0%
SBA/USDA fees	179	58	74	208.6%	141.9%
Mortgage origination fees	112	92	158	21.7%	(29.1)%
Net gain (loss) on securities	75	20	(12)	275.0%	725.0%
Employee retention credit and related revenue (“ERC”)	—	—	(5,100)	N/A	N/A
Other operating income	868	732	1,091	18.6%	(20.4)%
Total noninterest income	$1,757	$1,368	$(2,894)	28.4%	160.7%

Noninterest income for the third quarter of 2024 was $1.8 million, an increase of 28.4% from $1.4 million in the second quarter of 2024. The acquisition of Century Bank on July 31, 2024 resulted in additional noninterest income during the third quarter of 2024. Apart from the acquisition, the increase was also due to increased SBA/USDA fees primarily resulting from the sales of loans during the third quarter of 2024, along with a larger realized net gain on securities during the third quarter of 2024 compared to the second quarter of 2023.

Relative to the third quarter of 2023, noninterest income increased 160.7% from a noninterest net expense of $2.9 million. The third quarter of 2023 included a $5.1 million payment to the Internal Revenue Service (“IRS”) for the return of the ERC, which was received during the second quarter of 2023. The IRS revised eligibility guidelines during the third quarter of 2023, and the Company applied for the Voluntary Disclosure Program and removed this from income and recorded a payable. The acquisition of Century Bank on July 31, 2024 resulted in additional noninterest income during the third quarter of 2024. The increase was partially offset by a decline in swap fees during the third quarter of 2024, substantially as a result of the Company not participating in any swap transactions.

Noninterest Expense

	Three Months Ended			% Change September 30, 2024 vs.
	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
	(Dollars in thousands)

Salaries and employee benefits	$6,876	$6,112	$5,752	12.5%	19.5%
Equipment and occupancy expenses	814	667	718	22.0%	13.4%
Data processing fees	781	686	650	13.8%	20.2%
Regulatory assessments	414	375	322	10.4%	28.6%
Professional fees related to ERC	—	—	(1,243)	N/A	N/A
Merger-related expenses	1,511	—	—	N/A	N/A
Other operating expenses	3,291	3,571	2,370	(7.8)%	38.9%
Total noninterest expenses	$13,687	$11,411	$8,569	19.9%	59.7%

Noninterest expense for the third quarter of 2024 was $13.7 million, an increase of 19.9% from $11.4 million in the second quarter of 2024. The acquisition of Century Bank on July 31, 2024 resulted in merger-related expenses of $1.5 million, of which $961,000 was not deductible for taxes. Also there were additional noninterest expenses related to Century Bank during the third quarter of 2024, primarily in salaries and employee benefits. The acquisition also gave rise to a $106,000 increase in amortization expense associated with the core deposit intangible. Also included in the third quarter of 2024 was approximately $250,000 in expenses associated with calling brokered deposits and collection expenses related to a problem loan.

Relative to the third quarter of 2023, noninterest expense increased 59.7% from $8.6 million. The acquisition of Century Bank on July 31, 2024 resulted in merger-related expenses of $1.5 million, along with additional noninterest expense during the third quarter of 2024. Salaries and employee benefits increased as a result of the acquisition and from a legacy standpoint. The third quarter of 2023 included a $1.2 million refund of professional fees related to the aforementioned return of ERC.

Loans and Credit Quality

	Three Months Ended			% Change September 30, 2024 vs.
	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
	(Dollars in thousands)

Gross loans	$2,205,747	$2,021,877	$1,779,846	9.1%	23.9%
Unearned income	(6,536)	(6,443)	(5,698)	1.4%	14.7%
Loans, net of unearned income (“Loans”)	2,199,211	2,015,434	1,774,148	9.1%	24.0%
Average loans, net of unearned (“Average loans”)	$2,134,318	$1,987,533	$1,740,582	7.4%	22.6%

Nonperforming loans (“NPL”)	$7,868	$3,784	$1,082	107.9%	627.2%
Provision for credit losses	$2,583	$1,067	$773	142.1%	234.2%
Allowance for credit losses (“ACL”)	$28,061	$25,828	$22,181	8.6%	26.5%
Net charge-offs (recoveries)	$350	$383	$(23)	(8.6)%	1621.7%
NPL to gross loans	0.36%	0.19%	0.06%
Net charge-offs (recoveries) to average loans(1)	0.07%	0.08%	(0.01)%
ACL to loans	1.28%	1.28%	1.25%

(1) Ratio is annualized.

Loans, net of unearned income, were $2.2 billion at September 30, 2024, up $183.8 million from June 30, 2024 and up $425.1 million from September 30, 2023. The acquisition of Century Bank resulted in additional loans of $131.7 million at September 30, 2024. Apart from the acquired loans, the linked-quarter increase in loans was primarily attributable to new business growth across our footprint.

Nonperforming loans totaled $7.9 million, or 0.36% of gross loans, at September 30, 2024, compared with $3.8 million, or 0.19% of gross loans, at June 30, 2024, and $1.1 million, or 0.06% of gross loans, at September 30, 2023. The $4.1 million net increase in nonperforming loans in the third quarter of 2024 was primarily attributable to a significant commercial and industrial loan that was added to nonaccrual status and partially offset by a commercial and industrial loan that was charged-off. The $6.8 million net increase in nonperforming loans from September 30, 2023, was primarily attributable to one significant commercial and industrial loan, another less significant commercial and industrial loan and one commercial real estate loan that were added to nonaccrual status. Significant collection efforts have been made on the large commercial and industrial loan and no loss is anticipated.

The Company recorded a provision for credit losses of $2.6 million for the third quarter of 2024, compared to $1.1 million for the second quarter of 2024. Provision in the third quarter of 2024 included a “Day 2” $1.7 million provision as a result of the acquisition as well as additional provisions based on growth.

Net charge-offs for the third quarter of 2024 were $350,000, or 0.07% of average loans on an annualized basis, compared to net charge-offs of $383,000, or 0.08% of average loans on an annualized basis, for the second quarter of 2024, and net recoveries of $23,000, or (0.01)% of average loans on an annualized basis, for the third quarter of 2023. The charge-offs recorded during the the second and third quarters of 2024 were substantially related to a purchased pool of consumer loans for which the borrower filed for bankruptcy. The loan was fully charged-off as of September 30, 2024.

The Company’s allowance for credit losses was 1.28% of total loans and 356.65% of nonperforming loans at September 30, 2024, compared with 1.28% of total loans and 682.56% of nonperforming loans at June 30, 2024. Allowance for credit losses on unfunded commitments was $1.4 million at September 30, 2024.

Deposits

	Three Months Ended			% Change September 30, 2024 vs.
	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
	(Dollars in thousands)

Noninterest-bearing deposits	$546,282	$416,068	$418,125	31.3%	30.7%
Interest-bearing deposits	1,874,264	1,759,610	1,498,276	6.5%	25.1%
Total deposits	$2,420,546	$2,175,678	$1,916,401	11.3%	26.3%

Uninsured deposits	$964,528	$645,283	$568,323	49.5%	69.7%
Uninsured deposits to total deposits	39.85%	29.66%	29.66%
Noninterest deposits to total deposits	22.57%	19.12%	21.82%

Total deposits were $2.4 billion at September 30, 2024, up from $2.2 billion at June 30, 2024 and $1.9 billion at September 30, 2023. The $244.9 million increase in total deposits in the third quarter was due to an increase of $130.2 million in noninterest-bearing deposits and a $114.7 million increase in interest-bearing deposits. The acquisition of Century Bank resulted in additional deposits of $304.4 million at September 30, 2024, or $183.4 million in interest-bearing deposits, none of which were brokered deposits, and $121.0 million in noninterest-bearing deposits. Total brokered deposits were $194.2 million at September 30, 2024, compared to $288.3 million at June 30, 2024. The Company used cash from the acquisition of Century Bank to call $52.3 million of brokered deposits, while another $41.9 million matured and were repaid.

Capital

	September 30, 2024		June 30, 2024		September 30, 2023
	Company	Bank	Company	Bank	Company	Bank

Tier 1 capital ratio to average assets	8.64%	11.48%	8.72%	11.52%	8.70%	11.71%
Risk-based capital ratios:
Common equity tier 1 (“CET1”) capital ratio	9.36%	12.43%	9.54%	12.61%	9.32%	12.55%
Tier 1 capital ratio	9.36%	12.43%	9.54%	12.61%	9.32%	12.55%
Total capital ratio	14.18%	13.59%	14.50%	13.77%	14.60%	13.67%

As of September 30, 2024, total stockholders’ equity was $271.4 million, up from $230.6 million at June 30, 2024. The increase of $40.8 million was substantially due to the issuance of $31.5 million in common stock for the acquisition of Century Bank.

About Southern States Bancshares, Inc.
Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 15 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about our acquisition of Century Bank of Georgia, business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information

Lynn Joyce	Margaret Boyce
(205) 820-8065	(310) 622-8247
ljoyce@ssbank.bank	ssbankir@finprofiles.com

SELECT FINANCIAL DATA
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Results of Operations
Interest income	$45,068	$41,007	$35,204	$124,811	$96,088
Interest expense	20,822	19,428	14,473	58,147	36,379
Net interest income	24,246	21,579	20,731	66,664	59,709
Provision for credit losses	2,583	1,067	773	4,885	3,511
Net interest income after provision	21,663	20,512	19,958	61,779	56,198
Noninterest income	1,757	1,368	(2,894)	4,393	5,755
Noninterest expense	13,687	11,411	8,569	35,473	32,159
Income tax expense	2,380	2,271	1,866	7,029	6,738
Net income	$7,353	$8,198	$6,629	$23,670	$23,056
Core net income(1)	$8,675	$9,058	$9,563	$25,862	$23,901

Share and Per Share Data
Shares issued and outstanding	9,882,350	8,908,130	8,834,168	9,882,350	8,834,168
Weighted average shares outstanding:
Basic	9,608,868	8,957,608	8,846,018	9,161,622	8,791,007
Diluted	9,725,884	9,070,568	9,040,687	9,297,778	9,016,603
Earnings per share:
Basic	$0.76	$0.91	$0.75	$2.58	$2.62
Diluted	0.76	0.90	0.73	2.54	2.56
Core - diluted(1)	0.89	1.00	1.06	2.78	2.65
Book value per share	27.46	25.88	22.86	27.46	22.86
Tangible book value per share(1)	23.38	23.91	20.84	23.38	20.84
Cash dividends per common share	0.09	0.09	0.09	0.27	0.27

Performance and Financial Ratios
ROAA	1.05%	1.29%	1.15%	1.22%	1.41%
ROAE	11.89%	14.55%	12.96%	13.70%	15.85%
Core ROAA(1)	1.24%	1.43%	1.66%	1.33%	1.47%
ROATCE(1)	13.35%	15.79%	14.21%	15.05%	17.47%
Core ROATCE(1)	15.74%	17.44%	20.50%	16.45%	18.11%
NIM	3.65%	3.56%	3.78%	3.60%	3.85%
NIM - FTE(1)	3.66%	3.57%	3.79%	3.61%	3.87%
Net interest spread	2.66%	2.59%	2.84%	2.63%	3.00%
Yield on loans	7.21%	7.17%	6.86%	7.15%	6.62%
Yield on interest-earning assets	6.78%	6.76%	6.42%	6.74%	6.20%
Cost of interest-bearing liabilities	4.12%	4.17%	3.58%	4.11%	3.20%
Cost of funds(2)	3.31%	3.41%	2.80%	3.33%	2.48%
Cost of interest-bearing deposits	4.03%	4.07%	3.43%	4.01%	3.02%
Cost of total deposits	3.19%	3.27%	2.63%	3.20%	2.29%
Noninterest deposits to total deposits	22.57%	19.12%	21.82%	22.57%	21.82%
Core deposits to total deposits	86.30%	81.78%	86.58%	86.30%	86.58%
Uninsured deposits to total deposits	39.85%	29.66%	29.66%	39.85%	29.66%
Total loans to total deposits	90.86%	92.63%	92.58%	90.86%	92.58%
Efficiency ratio	52.79%	49.78%	48.01%	49.98%	49.47%
Core efficiency ratio(1)	46.96%	44.75%	42.79%	46.23%	47.06%

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2) Includes total interest-bearing liabilities and noninterest deposits.

SELECT FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Financial Condition (ending)
Total loans	$2,199,211	$2,015,434	$1,774,148	$2,199,211	$1,774,148
Total securities	217,692	204,131	189,496	217,692	189,496
Total assets	2,841,440	2,572,011	2,296,527	2,841,440	2,296,527
Total noninterest-bearing deposits	546,282	416,068	418,125	546,282	418,125
Total core deposits(1)	2,088,993	1,779,253	1,659,291	2,088,993	1,659,291
Total deposits	2,420,546	2,175,678	1,916,401	2,420,546	1,916,401
Total borrowings	121,083	136,873	146,573	121,083	146,573
Total liabilities	2,570,070	2,341,430	2,094,603	2,570,070	2,094,603
Total shareholders’ equity	271,370	230,581	201,924	271,370	201,924

Financial Condition (average)
Total loans	$2,134,318	$1,987,533	$1,740,582	$2,013,157	$1,676,134
Total securities	223,750	210,678	201,830	214,494	197,005
Total other interest-earning assets	287,320	242,214	232,691	247,035	199,379
Total interest-earning assets	2,645,388	2,440,425	2,175,103	2,474,686	2,072,518
Total assets	2,777,215	2,553,010	2,282,217	2,593,175	2,180,851
Total noninterest-bearing deposits	490,450	420,885	448,616	442,667	442,149
Total interest-bearing deposits	1,874,861	1,729,682	1,472,024	1,746,420	1,395,529
Total deposits	2,365,311	2,150,567	1,920,640	2,189,087	1,837,678
Total borrowings	134,035	143,189	129,882	141,970	122,156
Total interest-bearing liabilities	2,008,896	1,872,871	1,601,906	1,888,390	1,517,685
Total shareholders’ equity	246,081	226,527	202,955	230,799	194,430

Asset Quality
Nonperforming loans	$7,868	$3,784	$1,082	$7,868	$1,082
Other real estate owned (“OREO”)	$33	$33	$2,903	$33	$2,903
Nonperforming assets (“NPA”)	$7,901	$3,817	$3,985	$7,901	$3,985
Net charge-offs to average loans(2)	0.07%	0.08%	(0.01)%	0.08%	0.02%
Provision for credit losses to average loans(2)	0.48%	0.22%	0.18%	0.32%	0.28%
ACL to loans	1.28%	1.28%	1.25%	1.28%	1.25%
ACL to gross loans	1.27%	1.28%	1.25%	1.27%	1.25%
ACL to NPL	356.65%	682.56%	2050.00%	356.65%	2050.00%
NPL to loans	0.36%	0.19%	0.06%	0.36%	0.06%
NPL to gross loans	0.36%	0.19%	0.06%	0.36%	0.06%
NPA to gross loans and OREO	0.36%	0.19%	0.22%	0.36%	0.22%
NPA to total assets	0.28%	0.15%	0.17%	0.28%	0.17%

Regulatory and Other Capital Ratios
Total shareholders’ equity to total assets	9.55%	8.97%	8.79%	9.55%	8.79%
Tangible common equity to tangible assets(3)	8.25%	8.34%	8.08%	8.25%	8.08%
Tier 1 capital ratio to average assets	8.64%	8.72%	8.70%	8.64%	8.70%
Risk-based capital ratios:
CET1 capital ratio	9.36%	9.54%	9.32%	9.36%	9.32%
Tier 1 capital ratio	9.36%	9.54%	9.32%	9.36%	9.32%
Total capital ratio	14.18%	14.50%	14.60%	14.18%	14.60%

(1) We define core deposits as total deposits excluding brokered deposits and time deposits greater than $250,000.
(2) Ratio is annualized.
(3) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)

Assets
Cash and due from banks	$24,225	$21,598	$19,710	$31,047
Interest-bearing deposits in banks	182,559	140,440	134,846	103,646
Federal funds sold	71,072	76,334	96,095	81,487
Total cash and cash equivalents	277,856	238,372	250,651	216,180

Securities available for sale, at fair value	198,076	184,510	179,000	169,859
Securities held to maturity, at amortized cost	19,616	19,621	19,632	19,637
Other equity securities, at fair value	3,733	3,658	3,649	3,654
Restricted equity securities, at cost	4,418	4,633	5,684	4,971
Loans held for sale	415	1,716	450	1,799

Loans, net of unearned income	2,199,211	2,015,434	1,884,508	1,774,148
Less allowance for credit losses	28,061	25,828	24,378	22,181
Loans, net	2,171,150	1,989,606	1,860,130	1,751,967

Premises and equipment, net	32,319	26,192	26,426	26,694
Accrued interest receivable	10,114	9,654	8,711	8,321
Bank owned life insurance	39,159	33,000	29,884	29,697
Annuities	16,843	15,918	15,036	15,266
Foreclosed assets	33	33	33	2,903
Goodwill	30,980	16,862	16,862	16,862
Core deposit intangible	9,338	735	899	981
Other assets	27,390	27,501	29,616	27,736

Total assets	$2,841,440	$2,572,011	$2,446,663	$2,296,527

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$546,282	$416,068	$437,959	$418,125
Interest-bearing	1,874,264	1,759,610	1,580,230	1,498,276
Total deposits	2,420,546	2,175,678	2,018,189	1,916,401

Other borrowings	7,976	8,000	26,994	4,991
FHLB advances	22,000	42,000	70,000	55,000
Subordinated notes	91,107	86,873	86,679	86,582
Accrued interest payable	2,214	2,024	1,519	1,280
Other liabilities	26,227	26,855	28,318	30,349

Total liabilities	2,570,070	2,341,430	2,231,699	2,094,603

Stockholders' equity:
Common stock	49,684	44,813	44,479	44,307
Capital surplus	106,046	79,248	78,361	77,671
Retained earnings	123,783	117,233	102,523	94,429
Accumulated other comprehensive loss	(5,866)	(8,333)	(8,379)	(13,126)
Unvested restricted stock	(723)	(826)	(466)	(580)
Vested restricted stock units	(1,554)	(1,554)	(1,554)	(777)

Total stockholders' equity	271,370	230,581	214,964	201,924

Total liabilities and stockholders' equity	$2,841,440	$2,572,011	$2,446,663	$2,296,527

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans, including fees	$38,690	$35,421	$30,084	$107,739	$83,049
Taxable securities	2,205	2,039	1,796	6,225	4,819
Nontaxable securities	243	231	227	704	747
Other interest and dividends	3,930	3,316	3,097	10,143	7,473
Total interest income	45,068	41,007	35,204	124,811	96,088

Interest expense:
Deposits	18,990	17,511	12,732	52,407	31,498
Other borrowings	1,832	1,917	1,741	5,740	4,881
Total interest expense	20,822	19,428	14,473	58,147	36,379

Net interest income	24,246	21,579	20,731	66,664	59,709
Provision for credit losses	2,583	1,067	773	4,885	3,511
Net interest income after provision for credit losses	21,663	20,512	19,958	61,779	56,198

Noninterest income:
Service charges on deposit accounts	532	462	442	1,458	1,348
Swap (expenses) fees	(9)	4	453	10	622
SBA/USDA fees	179	58	74	302	274
Mortgage origination fees	112	92	158	300	446
Net gain (loss) on securities	75	20	(12)	83	457
Employee retention credit and related revenue	—	—	(5,100)	—	—
Other operating income	868	732	1,091	2,240	2,608
Total noninterest income	1,757	1,368	(2,894)	4,393	5,755

Noninterest expenses:
Salaries and employee benefits	6,876	6,112	5,752	19,219	19,926
Equipment and occupancy expenses	814	667	718	2,170	2,095
Data processing fees	781	686	650	2,110	1,889
Regulatory assessments	414	375	322	1,149	844
Professional fees related to ERC	—	—	(1,243)	—	—
Merger-related expenses	1,511	—	—	1,511	—
Other operating expenses	3,291	3,571	2,370	9,314	7,405
Total noninterest expenses	13,687	11,411	8,569	35,473	32,159

Income before income taxes	9,733	10,469	8,495	30,699	29,794

Income tax expense	2,380	2,271	1,866	7,029	6,738

Net income	$7,353	$8,198	$6,629	$23,670	$23,056

Basic earnings per share	$0.76	$0.91	$0.75	$2.58	$2.62

Diluted earnings per share	$0.76	$0.90	$0.73	$2.54	$2.56

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$2,134,318	$38,690	7.21%	$1,987,533	$35,421	7.17%	$1,740,582	$30,084	6.86%
Taxable securities	177,164	2,205	4.95%	165,141	2,039	4.97%	156,364	1,796	4.56%
Nontaxable securities	46,586	243	2.08%	45,537	231	2.04%	45,466	227	1.98%
Other interest-earnings assets	287,320	3,930	5.44%	242,214	3,316	5.51%	232,691	3,097	5.28%
Total interest-earning assets	$2,645,388	$45,068	6.78%	$2,440,425	$41,007	6.76%	$2,175,103	$35,204	6.42%
Allowance for credit losses	(27,253)			(25,332)			(21,606)
Noninterest-earning assets	159,080			137,917			128,720
Total Assets	$2,777,215			$2,553,010			$2,282,217

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	95,040	30	0.13%	85,976	21	0.10%	88,668	20	0.09%
Savings and money market accounts	1,042,661	10,264	3.92%	929,930	9,229	3.99%	867,066	7,767	3.55%
Time deposits	737,160	8,696	4.69%	713,776	8,261	4.65%	516,290	4,945	3.80%
FHLB advances	36,130	455	5.01%	48,374	596	4.96%	43,261	514	4.72%
Other borrowings	97,905	1,377	5.59%	94,815	1,321	5.60%	86,621	1,227	5.62%
Total interest-bearing liabilities	$2,008,896	$20,822	4.12%	$1,872,871	$19,428	4.17%	$1,601,906	$14,473	3.58%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$490,450			$420,885			$448,616
Other liabilities	31,788			32,727			28,740
Total noninterest-bearing liabilities	$522,238			$453,612			$477,356
Stockholders’ Equity	246,081			226,527			202,955
Total Liabilities and Stockholders’ Equity	$2,777,215			$2,553,010			$2,282,217

Net interest income		$24,246			$21,579			$20,731
Net interest spread(2)			2.66%			2.59%			2.84%
Net interest margin(3)			3.65%			3.56%			3.78%
Net interest margin - FTE(4)(5)			3.66%			3.57%			3.79%
Cost of funds(6)			3.31%			3.41%			2.80%
Cost of interest-bearing deposits			4.03%			4.07%			3.43%
Cost of total deposits			3.19%			3.27%			2.63%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest-earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest-earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest-earning assets for the same period. It assumes a 24.0% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$2,013,157	$107,739	7.15%	$1,676,134	$83,049	6.62%
Taxable securities	168,661	6,225	4.93%	149,058	4,819	4.32%
Nontaxable securities	45,833	704	2.05%	47,947	747	2.08%
Other interest-earnings assets	247,035	10,143	5.48%	199,379	7,473	5.01%
Total interest-earning assets	$2,474,686	$124,811	6.74%	$2,072,518	$96,088	6.20%
Allowance for credit losses	(25,638)			(20,750)
Noninterest-earning assets	144,127			129,083
Total Assets	$2,593,175			$2,180,851

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	88,980	78	0.12%	91,602	59	0.09%
Savings and money market accounts	958,625	28,296	3.94%	839,827	19,679	3.13%
Time deposits	698,815	24,033	4.59%	464,100	11,760	3.39%
FHLB advances	45,840	1,706	4.97%	35,703	1,202	4.50%
Other borrowings	96,130	4,034	5.60%	86,453	3,679	5.69%
Total interest-bearing liabilities	$1,888,390	$58,147	4.11%	$1,517,685	$36,379	3.20%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$442,667			$442,149
Other liabilities	31,319			26,587
Total noninterest-bearing liabilities	$473,986			$468,736
Stockholders’ Equity	230,799			194,430
Total Liabilities and Stockholders’ Equity	$2,593,175			$2,180,851

Net interest income		$66,664			$59,709
Net interest spread(2)			2.63%			3.00%
Net interest margin(3)			3.60%			3.85%
Net interest margin - FTE(4)(5)			3.61%			3.87%
Cost of funds(6)			3.33%			2.48%
Cost of interest-bearing deposits			4.01%			3.02%
Cost of total deposits			3.20%			2.29%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest-earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest-earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest-earning assets for the same period. It assumes a 24.0% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

LOAN COMPOSITION
(Dollars in thousands)

	September 30, 2024		June 30, 2024		December 31, 2023		September 30, 2023
	Amount	% of gross	Amount	% of gross	Amount	% of gross	Amount	% of gross

Real estate mortgages:
Construction and development	$245,275	11.1%	$242,573	12.0%	$242,960	12.9%	$229,188	12.9%
Residential	293,150	13.3%	249,498	12.3%	224,603	11.9%	224,499	12.6%
Commercial	1,344,554	61.0%	1,222,739	60.5%	1,144,867	60.5%	1,049,545	59.0%
Commercial and industrial	310,540	14.1%	297,501	14.7%	269,961	14.3%	268,283	15.0%
Consumer and other	12,228	0.5%	9,566	0.5%	8,286	0.4%	8,331	0.5%
Gross loans	2,205,747	100.0%	2,021,877	100.0%	1,890,677	100.0%	1,779,846	100.0%
Unearned income	(6,536)		(6,443)		(6,169)		(5,698)
Loans, net of unearned income	2,199,211		2,015,434		1,884,508		1,774,148
Allowance for credit losses	(28,061)		(25,828)		(24,378)		(22,181)
Loans, net	$2,171,150		$1,989,606		$1,860,130		$1,751,967

DEPOSIT COMPOSITION
(Dollars in thousands)

	September 30, 2024		June 30, 2024		December 31, 2023		September 30, 2023
	Amount	% of total	Amount	% of total	Amount	% of total	Amount	% of total

Noninterest-bearing transaction	$546,282	22.5%	$416,068	19.1%	$437,959	21.7%	$418,125	21.8%
Interest-bearing transaction	1,124,706	46.5%	1,006,687	46.3%	946,347	46.9%	934,383	48.8%
Savings	53,565	2.2%	32,527	1.5%	35,412	1.7%	38,518	2.0%
Time deposits, $250,000 and under	558,600	23.1%	612,299	28.1%	500,406	24.8%	436,613	22.8%
Time deposits, over $250,000	137,393	5.7%	108,097	5.0%	98,065	4.9%	88,762	4.6%
Total deposits	$2,420,546	100.0%	$2,175,678	100.0%	$2,018,189	100.0%	$1,916,401	100.0%

Nonperforming Assets
(Dollars in thousands)

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023

Nonaccrual loans	$7,803	$3,784	$1,017	$1,082
Past due loans 90 days or more and still accruing interest	65	—	160	—
Total nonperforming loans	7,868	3,784	1,177	1,082
OREO	33	33	33	2,903
Total nonperforming assets	$7,901	$3,817	$1,210	$3,985

Financial difficulty modification loans – nonaccrual(1)	622	647	907	970
Financial difficulty modification loans – accruing	1,071	1,093	1,095	1,052
Financial difficulty modification loans	$1,693	$1,740	$2,002	$2,022

Allowance for credit losses	$28,061	$25,828	$24,378	$22,181
Loans, net of unearned income at the end of the period	$2,199,211	$2,015,434	$1,884,508	$1,774,148
Gross loans outstanding at the end of period	$2,205,747	$2,021,877	$1,890,677	$1,779,846
Total assets	$2,841,440	$2,572,011	$2,446,663	$2,296,527
Allowance for credit losses to nonperforming loans	356.65%	682.56%	2071.20%	2050.00%
Nonperforming loans to loans, net of unearned income	0.36%	0.19%	0.06%	0.06%
Nonperforming loans to gross loans	0.36%	0.19%	0.06%	0.06%
Nonperforming assets to gross loans and OREO	0.36%	0.19%	0.06%	0.22%
Nonperforming assets to total assets	0.28%	0.15%	0.05%	0.17%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$—	$—	$—	$—
Residential Mortgages	522	393	252	289
Commercial Real Estate Mortgages	2,155	2,182	765	785
Commercial & Industrial	5,126	1,209	—	8
Consumer and other	—	—	—	—
Total	$7,803	$3,784	$1,017	$1,082

(1) Financial difficulty modifications loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

Allowance for Credit Losses
(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Average loans, net of unearned income	$2,134,318	$1,987,533	$1,740,582	$2,013,157	$1,676,134
Loans, net of unearned income	2,199,211	2,015,434	1,774,148	2,199,211	1,774,148
Gross loans	2,205,747	2,021,877	1,779,846	2,205,747	1,779,846
Allowance for credit losses at beginning of the period	25,828	25,144	21,385	24,378	20,156
Impact of adoption of ASC 326	—	—	—	—	(1,285)
Charge-offs:
Construction and development	—	—	3	—	3
Residential	—	—	—	11	—
Commercial	119	11	—	157	—
Commercial and industrial	384	384	—	1,210	262
Consumer and other	—	10	—	25	6
Total charge-offs	503	405	3	1,403	271
Recoveries:
Construction and development	—	—	—	—	—
Residential	13	6	10	27	38
Commercial	—	—	—	—	—
Commercial and industrial	139	15	—	171	14
Consumer and other	1	1	16	3	18
Total recoveries	153	22	26	201	70
Net charge-offs (recoveries)	$350	$383	$(23)	$1,202	$201

Provision for credit losses	$2,583	$1,067	$773	$4,885	$3,511
Balance at end of the period	$28,061	$25,828	$22,181	$28,061	$22,181

Allowance for credit losses on unfunded commitments at beginning of the period	$1,206	$1,288	$1,495	$1,239	$—
Impact of adoption of ASC 326	—	—	—	—	1,285
Day 2 impact from acquisition	199	—	—	199	—
(Credit) provision for credit losses on unfunded commitments	—	(82)	29	(33)	239
Balance at the end of the period	$1,405	$1,206	$1,524	$1,405	$1,524

Allowance to loans, net of unearned income	1.28%	1.28%	1.25%	1.28%	1.25%
Allowance to gross loans	1.27%	1.28%	1.25%	1.27%	1.25%
Net charge-offs (recoveries) to average loans, net of unearned income(1)	0.07%	0.08%	(0.01)%	0.08%	0.02%
Provision for credit losses to average loans, net of unearned income(1)	0.48%	0.22%	0.18%	0.32%	0.28%
(1) Ratio is annualized.

Reconciliation of Non-GAAP Financial Measures
Noninterest Expense
In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net income	$7,353	$8,198	$6,629	$23,670	$23,056
Add: One-time retirement related expenses	—	—	—	—	1,571
Add: Professional fees related to ERC	—	—	(1,243)	—	—
Add: Wire fraud loss	—	1,155	—	1,155	—
Add: Merger-related expenses	1,511	—	—	1,511	—
Add: Net OREO gain	—	(3)	(9)	(3)	(2)
Less: Employee retention related revenue	—	—	(5,100)	—	—
Less: Net gain (loss) on securities	75	20	(12)	83	457
Less: Tax effect	114	272	926	388	267
Core net income	$8,675	$9,058	$9,563	$25,862	$23,901
Average assets	$2,777,215	$2,553,010	$2,282,217	$2,593,175	$2,180,851
Core return on average assets	1.24%	1.43%	1.66%	1.33%	1.47%

Net income	$7,353	$8,198	$6,629	$23,670	$23,056
Add: One-time retirement related expenses	—	—	—	—	1,571
Add: Professional fees related to ERC	—	—	(1,243)	—	—
Add: Wire fraud loss	—	1,155	—	1,155	—
Add: Merger-related expenses	1,511	—	—	1,511	—
Add: Net OREO gain	—	(3)	(9)	(3)	(2)
Add: Provision	2,583	1,067	773	4,885	3,511
Less: Employee retention related revenue	—	—	(5,100)	—	—
Less: Net gain (loss) on securities	75	20	(12)	83	457
Add: Income taxes	2,380	2,271	1,866	7,029	6,738
Pretax pre-provision core net income	$13,752	$12,668	$13,128	$38,164	$34,417
Average assets	$2,777,215	$2,553,010	$2,282,217	$2,593,175	$2,180,851
Pretax pre-provision core return on average assets	1.97%	2.00%	2.28%	1.97%	2.11%

Net interest income	$24,246	$21,579	$20,731	$66,664	$59,709
Add: Fully-taxable equivalent adjustments(1)	75	73	70	222	213
Net interest income - FTE	$24,321	$21,652	$20,801	$66,886	$59,922

Net interest margin	3.65%	3.56%	3.78%	3.60%	3.85%
Effect of fully-taxable equivalent adjustments(1)	0.01%	0.01%	0.01%	0.01%	0.02%
Net interest margin - FTE	3.66%	3.57%	3.79%	3.61%	3.87%

Total stockholders' equity	$271,370	$230,581	$201,924	$271,370	$201,924
Less: Intangible assets	40,318	17,597	17,843	40,318	17,843
Tangible common equity	$231,052	$212,984	$184,081	$231,052	$184,081

(1) Assumes a 24.0% tax rate.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Core net income	$8,675	$9,058	$9,563	$25,862	$23,901
Diluted weighted average shares outstanding	9,725,884	9,070,568	9,040,687	9,297,778	9,016,603
Diluted core earnings per share	$0.89	$1.00	$1.06	$2.78	$2.65

Common shares outstanding at year or period end	9,882,350	8,908,130	8,834,168	9,882,350	8,834,168
Tangible book value per share	$23.38	$23.91	$20.84	$23.38	$20.84

Total assets at end of period	$2,841,440	$2,572,011	$2,296,527	$2,841,440	$2,296,527
Less: Intangible assets	40,318	17,597	17,843	40,318	17,843
Adjusted assets at end of period	$2,801,122	$2,554,414	$2,278,684	$2,801,122	$2,278,684
Tangible common equity to tangible assets	8.25%	8.34%	8.08%	8.25%	8.08%

Total average shareholders equity	$246,081	$226,527	$202,955	$230,799	$194,430
Less: Average intangible assets	26,884	17,646	17,893	20,776	17,973
Average tangible common equity	$219,197	$208,881	$185,062	$210,023	$176,457
Net income to common shareholders	$7,353	$8,198	$6,629	$23,670	$23,056
Return on average tangible common equity	13.35%	15.79%	14.21%	15.05%	17.47%
Average tangible common equity	$219,197	$208,881	$185,062	$210,023	$176,457
Core net income	$8,675	$9,058	$9,563	$25,862	$23,901
Core return on average tangible common equity	15.74%	17.44%	20.50%	16.45%	18.11%

Net interest income	$24,246	$21,579	$20,731	$66,664	$59,709
Add: Noninterest income	1,757	1,368	(2,894)	4,393	5,755
Less: Employee retention related revenue	—	—	(5,100)	—	—
Less: Net gain (loss) on securities	75	20	(12)	83	457
Operating revenue	$25,928	$22,927	$22,949	$70,974	$65,007

Expenses:
Total noninterest expense	$13,687	$11,411	$8,569	$35,473	$32,159
Less: One-time retirement related expenses	—	—	—	—	1,571
Less: Professional fees related to ERC	—	—	(1,243)	—	—
Less: Wire fraud loss	—	1,155	—	1,155	—
Less: Merger-related expenses	1,511	—	—	1,511	—
Less: Net OREO gain	—	(3)	(9)	(3)	(2)
Adjusted noninterest expenses	$12,176	$10,259	$9,821	$32,810	$30,590
Core efficiency ratio	46.96%	44.75%	42.79%	46.23%	47.06%